SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Report Under Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Current Report As Of September 29, 2008

Commission File Number  0-10147

DIATECT INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

California	82-0513509
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

875 Industrial Parkway
Heber City, Utah 84032
(Address of principal executive offices)

Registrant's telephone number
including area code   (435)654-4370

____________________________________________
Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions.
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Introductory Note: This Form 8-K is filed because of the recent resignation of David H. Andrus as the president and director of Diatect.  Also, Javvis Jacobson resigned as a director.  Both resignations occurred on or about September 26, 2008. Mr. Patrick Carr will assume the duties of Mr. Andrus.  The only item responded to is Item 5.02.

Item 5.02 Departure of Directors or Certain Officers: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
Item 502 (b) and (c).

On or about September 26, 2008, Mr. David H. Andrus and and Javvis Jacobson resigned their respective positions with Diatect. Mr. Andrus held the office of president and was a director.  Mr. Jacobson was a director.  Mr. Carr who is Diatect’s Chief Executive Officer will assume the duties of Mr. Andrus. Mr. Carr’s background was provided in the Form 8-K filed on July 21, 2008.

Mr. Carr has an extensive educational background.  In 1994 Mr. Carr received a Masters of Business Administration from the Wharton School at the University of Pennsylvania. In 1977 Mr. Carr received a Bachelor of Arts degree in Chemistry from Salve Regina College. In 1970 Mr. Carr received a Bachelor of Science in Business Administration from Norwich University.

Mr. Carr believes that Diatect’s future prospects are favorable and extends gratitude and thanks to Mr. Andrus and Mr. Jacobson for their service and dedication to Diatect’s business affairs and endeavors.

Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date   September 29, 2008.

Diatect International Corporation

By s/Patrick L. Carr
Patrick L. Carr
President and Chief Executive Officer